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                                                                    EXHIBIT 10.5

                                                                [EXECUTION COPY]

                              MANAGEMENT AGREEMENT

          THIS MANAGEMENT AGREEMENT is made as of May 26, 1999, by and between Bruckmann, Rosser, Sherrill & Co., Inc., a Delaware corporation (the "SERVICE PROVIDER") and ICM Equipment Company L.L.C., a Delaware limited liability company (the "COMPANY").

                                   WITNESSETH:

          WHEREAS, the Company desires to retain the Service Provider to provide business and organizational strategy, financial and investment management, and merchant and investment banking services to the Company and its subsidiaries, upon the terms and conditions hereinafter set forth, and the Service Provider is willing to undertake such obligations; and

          WHEREAS, the Company is a borrower pursuant to the terms of the Credit Agreement dated as of February 4, 1998, as amended and restated as of July 31, 1998, and as further amended by Amendment No. 1 made as of February 5, 1999 and by Amendment No. 2 made as of May 7, 1999 (the "CREDIT AGREEMENT"), by and among the Company, Great Northern Equipment, Inc., GNE Investments, Inc. (formerly known as Williams Bros. Construction, Inc.), the Lenders signatory thereto, Bankers Trust Company, as Syndication Agent and Co-Agent, General Electric Capital Corporation, as Documentation Agent and Co-Agent, and The CIT Group/Equipment Financing, Inc., as Administrative Agent.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. APPOINTMENT. The Company hereby engages the Service Provider, and the Service Provider hereby agrees under the terms and conditions set forth herein, to provide certain services to the Company and its subsidiaries as described in
Section 3 hereof.

     2. TERM. The term of the Agreement (the "TERM") shall commence on the date hereof and shall continue until the tenth anniversary of this Agreement.

     3. DUTIES OF THE SERVICE PROVIDERS. The Service Provider shall provide the Company and its subsidiaries with business and organizational strategy, financial and investment management, and merchant and investment banking services (collectively, the "SERVICES"). The Services will be provided at such times and places as may reasonably be determined by the Services Provider. Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "SERVICES":

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          (i)   INDEPENDENT ACCOUNTING SERVICES. Accounting Services rendered to the Company, its subsidiaries or the Service Provider by an independent accounting firm or accountant (I.E., an accountant who is not an employee of the Service Provider); and

          (ii) LEGAL SERVICES. Legal services rendered to the Company, its subsidiaries, or the Service Provider by an independent law firm or attorney (I.E., an attorney who is not an employee of the Service Provider).

     4. POWER OF THE SERVICE PROVIDER. So that it may properly perform its duties hereunder, the Service Provider shall, subject to Section 7 hereof, have the authority and power to do all things necessary and proper to carry out the duties set forth in Section 3 hereof.

     5. COMPENSATION. As consideration payable to the Service Provider or any of its affiliates for providing the Services to the Company, the Company shall make the following payments to the Service Provider.

          (i) During the Term, the Company shall pay to the Service Provider an annual management fee equal to the greater of (x) $500,000 or (y) one percent (1%) of EBITDA (as herein defined) (the "MANAGEMENT FEE") plus the reasonable out-of-pocket fees and expenses of the Service Provider or any of its affiliates (other than the Company or any of its subsidiaries); PROVIDED that, notwithstanding the foregoing, if the Company or any of its subsidiaries acquires (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) Head & Engquist Equipment, L.L.C., a Louisiana limited liability company, or any of its successors ("H&E"), Gulf Wide Industries, L.L.C., a Louisiana limited liability company, or any of its successors ("GWI") or substantially all of the assets or business of H&E or GWI (including pursuant to any joint venture arrangement) (any such transaction, a "HEAD & ENGQUIST ACQUISITION"), then the Management Fee shall be immediately increased to the greater of (x) $1,000,000 or (y) one percent (1%) of EBITDA (as herein defined). The Management Fee shall be payable quarterly in advance by the Company in immediately available funds on each June 1, September 1, December 1 and March 1, such payments to commence on June 1, 1999 (such first payment to include a pro-rated portion of the Management Fee for the period beginning on the date hereof and ending on May 31, 1999) and shall be based on EBITDA for the immediately preceding twelve month period. For purposes of this Agreement, "EBITDA" means, for any period, (x) the net income of the Company and its subsidiaries, on a consolidated basis, for such period (before the payment of any dividends or other distributions and excluding the effect of any extraordinary gains or losses during such period), PLUS (y) the interest expense, federal, state, foreign and local income, franchise, capital gain, capital stock and other similar taxes, depreciation and amortization expense, and the Management Fee of the Company and its subsidiaries, on a consolidated basis, for such period, in each case, determined in accordance with United States generally accepted accounting principles.

          (ii) During the Term, the Service Provider shall be entitled to receive from the Company a transaction fee in connection with the consummation by the Company or any of its subsidiaries of (i) each material acquisition of an additional business (other than any acquisition of Coastal or Pacific Utilities Equipment Company), (ii) each material divestiture and (iii) each material financing or refinancing (other than any financing which is consummated by the Company in order to replace the financing provided to the Company pursuant to the Credit Agreement), in each case, in an

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amount equal to 1.25% of the aggregate value of such transaction (each such payment, a "TRANSACTION FEE") plus all reasonable out-of-pocket fees and expenses of the Service Provider or any of its affiliates (other than the Company or any of its subsidiaries) in connection with any such transaction.

          (iii) Upon the consummation of the recapitalization of the Company contemplated by the Purchase and Redemption Agreement dated as of May 7, 1999 (the "PURCHASE AND REDEMPTION AGREEMENT"), by and among the Company, Inter-Mountain Equipment L.L.C., BRS Equipment Company, Inc. and the other parties named therein, the Company shall be obligated to pay to the Service Provider a transaction fee of $4,000,000 (the "ICM TRANSACTION FEE") in immediately available funds, to an account designated by the Service Provider; it being understood that the ICM Transaction Fee shall be in lieu of the Transaction Fee with respect to such recapitalization; PROVIDED, that, notwithstanding the foregoing, the Company shall pay the ICM Transaction Fee to the Service Provider on the earlier of (x) May 31, 2006 or (y) the consummation of either (i) a public offering and sale of debt securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") the resulting in net proceeds to the Company of at least $100,000,000 or (ii) an offering and sale of debt securities of the Company to United States buyers who fit the requirements of Rule 144A of the Securities Act and/or overseas buyers under Regulation S of the Securities Act resulting in net proceeds to the Company of at least $100,000,000, but only if such offering and sale requires that the Company file and effect a registration statement under the Securities Act for such debt securities within one year after the consummation of such offering and sale. In addition, the Company shall either pay directly or reimburse the Service Provider for all of the reasonable out-of-pocket fees and expenses, including legal and accounting fees, incurred by the Service Provider or any of its affiliates (other than the Company or any of its subsidiaries) in connection with the negotiation and execution of the Purchase and Redemption Agreement and the consummation of the transactions contemplated by the Purchase and Redemption Agreement.

          (iv) Upon the consummation of a Head & Engquist Acquisition, the Company shall pay, or shall cause a subsidiary of the Company to pay, to the Service Provider a transaction fee of $3,218,750 (the "H&E TRANSACTION FEE") in immediately available funds, to an account designated by the Service Provider; it being understood that the Closing Fee shall be in lieu of the Transaction Fee with respect to such acquisition and with respect to any financing entered into in connection therewith. In addition, the Company shall either pay directly or reimburse the Service Provider for all of the reasonable out-of-pocket fees and expenses, including legal and accounting fees, incurred by the Service Provider or any of its affiliates (other than the Company or any of its subsidiaries) in connection with any Head & Engquist Acquisition.

Notwithstanding anything to the contrary contained in this Agreement, all payments required to be made by the Company to the Service Provider pursuant to the terms of this Agreement (including the Management Fee, any Transaction Fee, the ICM Transaction Fee and any H&E Transaction Fee) will be subject to applicable restrictions contained in the Credit Agreement. If any such restrictions prohibit any payment which the Company is required to make to the Service Provider pursuant to the terms of this Agreement or if such payment would cause a default under the Credit Agreement, then

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the Company shall make such payment as soon as it is permitted to do so under such restrictions and/or as soon as such payment would not cause such a default.

     6. INDEMNIFICATION. In the event that the Service Provider or any of its affiliates, principals, partners, directors, stockholders, employees, agents and representatives (collectively, the "INDEMNIFIED PARTIES") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with its Services, the Company will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of or in connection with this Agreement and its Services, activities and decisions hereunder, and will periodically reimburse the Service Provider for its expenses as described above, except that the Company will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Indemnified Party directly result from the gross negligence or willful misconduct of such Indemnified Party as admitted in any settlement by such Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to the Service Provider any amounts which the Service Provider certifies to the Company in writing are payable to the Service Provider or other Indemnified Parties hereunder. The reimbursement and indemnity obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of the Service Provider and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Service Provider, and any such Indemnified Party. The foregoing provisions shall survive the termination of this Agreement.

     7. INDEPENDENT CONTRACTORS. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Service Provider shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

     8. NOTICES. Any notice or other communications required or permitted to be given hereunder shall be in writing and delivered by hand or mailed by registered or certified mail, return receipt requested, or by telecopier to the party to whom it is to be given at its address set forth herein, or to such other address as the party shall have specified by notice similarly given.

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          (a)   If to the Company:

                ICM Equipment Company L.L.C.
                4899 West 2100 South
                Salt Lake City, Utah 84120
                Attention:  President
                Tel:  (801) 974-0388
                Fax:  (801) 956-0507

          (b)   If to the Service Provider:

                Bruckmann, Rosser, Sherrill & Co., Inc.
                126 East 56th Street, 29th Floor
                New York, New York 10022
                Attention: Bruce Bruckmann
                Tel:  (212) 521-3700
                Fax:  (212) 521-3799

     9. LIABILITY. The Service Provider is not and never shall be liable to any creditor of the Company and the Company agrees to indemnify and hold each Indemnified Party harmless from and against any and all such claims of alleged creditors of the Company and against all costs, charges and expenses (including reasonable attorneys fees and expenses) incurred or sustained by any Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of the Company. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that the Service Provider and its partners, principals, shareholders, directors, officers, employees and affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement (including the acquisition of GWI and/or H&E) and they shall not be under any obligation whatsoever to make such acquisitions, business transactions or other opportunities through the Company or offer such acquisitions, business transactions or other opportunities to the Company.

     10. ASSIGNMENT. No party hereto may assign any obligations hereunder to any other party without the prior written consent of the other party hereto.

     11. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties hereto.

     12. COUNTERPARTS. This Agreement may be executed and delivered by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

     13. ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or

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warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

     14.  NO THIRD PARTY BENEFICIARIES. Except as provided in Section 6 and
Section 9 hereof, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     15. HEAD & ENGQUIST ACQUISITION. The parties hereto acknowledge and agree that nothing contained herein provides the Company with any right to a Head & Engquist Acquisition and any such Head & Engquist Acquisition shall be pursued (or not pursued) and/or consummated (or not consummated) at such time and on such terms as the Company's board of directors shall determine in their sole discretion.

                                    * * * * *

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          IN WITNESS WHEREOF, the parties hereto have signed this Management
Agreement as of the day and year first above written.

                                       BRUCKMANN, ROSSER, SHERRILL & CO., INC.


                                       By: /s/ Bruce Bruckman
                                          --------------------------------------
                                          Name: Bruce Bruckman
                                          Title:


                                       ICM EQUIPMENT COMPANY L.L.C.


                                       By: /s/ Gary Bagley
                                          --------------------------------------
                                          Name: Gary bagley
                                          Title: President & CEO